Exhibit 10.3

TILE SHOP HOLDINGS, INC.

FORM OF INCENTIVE STOCK OPTION AGREEMENT

1.          Grant of Option. Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [                                    ] (the “Employee”), an option (the “Option”), pursuant to the Company’s 2021 Omnibus Equity Compensation Plan (the “Plan”), to purchase an aggregate of [                           ] shares (the “Underlying Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company at a price of $[        ] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Incentive Stock Option Agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.

2.           Incentive Stock Option. This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

3.           Exercise of Option and Provisions for Termination.

(a)          Vesting Schedule. [Vesting to be specified by the Compensation Committee of the Board of Directors.] Except as otherwise provided in this Agreement, this Option may be exercised at any time prior to the tenth anniversary of the date of grant (or, in the case of an option described Section 6(f)(iii) of the Plan, prior to the fifth anniversary of the date of grant) (the “Expiration Date”) in installments as to not more than the number of Underlying Shares then Vested pursuant to the provisions of this Section 3(a). The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all Underlying Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option. This Option may not be exercised at any time after the Expiration Date.

(b)          Exercise Procedure. Subject to the conditions set forth in this Agreement, the Employee may exercise this Option by delivery of notice in a form (which may be electronic) approved by the Company to the Company or its designated Administrative Service (as defined below) accompanied by payment of consideration in an amount equal to the aggregate Exercise Price for the Underlying Shares to be purchased by such means as may be permitted by the Company or the Administrative Service, including, without limitation, by electing that the Company or the Administrative Service withhold delivery of such number of Underlying Shares having an aggregate Fair Market Value equal in amount to the aggregate Exercise Price for all Underlying Shares to be purchased plus the amount of all applicable Federal, state and local income and employment tax withholding requirements and applicable fees. Such exercise shall be effective upon receipt by the Company or the Administrative Service of such notice together with the required payment. The Employee may purchase less than the number of Underlying Shares for which this Option is Vested at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares. “Administrative Service” shall mean any successor third-party stock option administrator designated by the Company from time to time.

(c)          Continuous Employment Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Employee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee of the Company. For all purposes of this Agreement: (i) “employment” shall be defined in accordance with the provisions of Section 3401(c) of the Code, and (ii) if this Option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this Option to be employment by the Company.

(d)          Exercise Period Upon Termination of Employment. If the Employee ceases to be employed by the Company for any reason other than death or Disability or a discharge for Cause, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this Option shall be exercisable only to the extent that the Employee was entitled to exercise this Option on the date of such cessation.

(e)          Exercise Period Upon Death or Disability. If the Employee dies or becomes permanently and totally disabled, within the meaning of Section 22(e)(3) of the Code (“Disabled” or a “Disability”) prior to the Expiration Date while he or she is an employee of the Company, or if the Employee dies within three months after the Employee ceases to be so employed (other than as the result of a discharge for Cause), this Option shall be exercisable, within the period of one year following the date of death or Disability of the Employee (but in no event after the Expiration Date) by the Employee or by the person to whom this Option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; provided, however, that this Option shall be exercisable only to the extent that this Option was exercisable by the Employee on the date of his or her death or Disability. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall be deemed to include the estate of the Employee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Employee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.

(f)           Discharge for Cause. If the Employee, prior to the Expiration Date, ceases his or her employment with the Company because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.

4.           Non-transferability of Option. Except as provided in Section 3(e), this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

5.           No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee’s employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company.

6.           Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Underlying Shares unless and until the date on which the Employee becomes the holder of record of the Underlying Shares purchased pursuant to this Option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

7.           Adjustments. The number and kind of shares of Common Stock subject to this Option and the Exercise Price for each share of Common Stock subject to this Option shall be subject to adjustment as provided in Section 16 of the Plan.

8.           Change of Control.

(a)          General. In the event of a Change of Control, the Employee shall, with respect to this Option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 21 of the Plan.

(b)          Acceleration. In the event of a Change of Control, the Vesting schedule set forth in Section 3(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.

9.           Withholding Taxes. The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Employee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

10.         Limitations on Disposition of Underlying Shares. It is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Underlying Shares acquired upon exercise of this Option within one year after the day of the transfer of such shares to the Employee, nor within two years after the grant of this Option. If the Employee disposes of any such Underlying Shares within said periods (whether by sale, exchange, gift, transfer or otherwise), he or she will notify the Company in writing within ten days after such disposition.

11.         Miscellaneous.

(a)          Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

(b)          All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Administrative Service, or at such other address as may be designated in writing by either of the parties to the other party.

(c)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)          The Employee hereby accepts, by signature or electronic means delivered to the Administrative Service, this Option and agrees to the terms and conditions of this Agreement and the Plan. The Employee hereby acknowledges receipt of a copy of the Plan.

Date of Grant: [_____________]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

TILE SHOP HOLDINGS, INC.

By:
Name:	Cabell H. Lolmaugh
Title:	Chief Executive Officer

EMPLOYEE

[___________________]

4